SCHEDULE B

                        Directors and Executive Officers
                                       of
                        ELRON ELECTRONIC INDUSTRIES LTD.
                             (as of April 20, 2005)

Citizenship is the same as country of address, unless otherwise noted.

Name & Address                                  Position              Current Principal Occupation
--------------                                  --------              ----------------------------
Ami Erel                                        Chairman of the       President & Chief Executive Officer of DIC.
3 Azrieli Center, The Triangular Tower, 44th    Board of Directors
floor, Tel-Aviv 67023, Israel

Avraham Asheri                                  Director              Director of companies
12 Yoshpe Street, Apt. 7,
Mevasseret Zion 90805, Israel

Yaacov Goldman                                  External Director     Certified Public Accountant
39 Nachlieli Street,
Hod Hasharon 45355, Israel

Prof. Gabriel Barbash                           Director              Director General  of the Tel Aviv
14 Zisman Street,                                                     Sourasky Medical Center.
Ramat Gan 52521, Israel

Dr. Chen Barir                                  Director              Chairman of Berman & Co. Trading and Director of
26 Harav Amiel Street,                                                companies.
Tel Aviv 62263, Israel

Avi Fischer                                     Director              Executive Vice President of IDB Holding; Deputy
3 Azrieli Center, The Triangular Tower, 45th                          Chairman of IDB Development; Co-Chief Executive
floor, Tel-Aviv 67023, Israel                                         Officer of Clal Industries and Investments Ltd.

Oren Lieder                                     Director              Senior Vice President and Chief Financial Officer
3 Azrieli Center, The Triangular Tower, 44th                          of DIC.
floor, Tel-Aviv 67023, Israel

Dori Manor (*)                                  Director              Chief Executive Officer of companies in the motor
18 Hareches Street, Savion 56538, Israel                              vehicle sector of the David Lubinski Ltd. group.

Dr. Dalia Megiddo                               Director              Managing Partner of InnoMed Ventures L.P
Globus Communication Center, Suite 220, Neve
Ilan 90850, Israel


                              Page 17 of 47 pages

Prof. Yair Be'ery                               Director              Professor - Department of Electrical Engineering,
6 Sweden Street,                                                      Tel Aviv University.
Petah Tikva 49317, Israel

Professor Daniel Sipper                         External Director     Professor - Department of Engineering, Tel Aviv
3 Kadesh Barnea Street, Apt. 39                                       University
Tel Aviv 69986, Israel

Doron Birger                                    President and Chief   President and Chief Executive Officer of Elron.
3 Azrieli Center, The Triangular Tower, 42nd    Executive Officer
floor, Tel-Aviv 67023, Israel

Moshe Fourier                                   Vice President and    Vice President and Chief Technology Officer of
3 Azrieli Center, The Triangular Tower, 42nd    Chief Technology      Elron.
floor, Tel-Aviv 67023, Israel                   Officer

Tal Raz (1)                                     Vice President,       Vice President, Chief Financial Officer of Elron.
3 Azrieli Center, The Triangular Tower, 42nd    Chief Financial
floor, Tel-Aviv 67023, Israel                   Officer

Shmuel Kidron                                   Vice President        Vice President of Elron.
3 Azrieli Center, The Triangular Tower, 42nd
floor, Tel-Aviv 67023, Israel

Avishai Friedman                                Vice President        Vice President - Business Development of Elron
3 Azrieli Center, The Triangular Tower, 42nd    Business Development
floor, Tel-Aviv 67023, Israel

Assaf Topaz                                     Vice President        Vice President - Business Development of Elron
3 Azrieli Center, The Triangular Tower, 42nd    Business Development
floor, Tel-Aviv 67023, Israel


(*)  Dual citizen of Israel and France.

(1) As of April 20, 2005, Tal Raz held 444 Ordinary Shares of the Issuer.


                              Page 18 of 47 pages